THIS IS YOUR PROXY.
                          YOUR VOTE IS IMPORTANT.

        Regardless of whether you plan to attend the Special Meeting of Shareholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy
        (attached below) in the enclosed envelope. Thank you for your attention to this important matter.










                                 DETACH HERE
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PROXY                                                             PROXY

                For the Special Meeting Of Shareholders of
                    FIRST ENTERTAINMENT HOLDING CORP.
            Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Howard Stern and Douglas R. Olson, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Special Meeting of Shareholders of First Entertainment Holding Corp. (the "Company"), to be held at 10:00 A.M. on December 4, 2000, at The Comedy Works, 1226 15th Street, Denver, CO 80202, or any adjournments thereof, on the following matters set forth on the reverse side:


CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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X  Please mark
   votes as in
   this example.


Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4, 5 and 6. This proxy is solicited on behalf of the Board of Directors of the Company.



1.    ELECTION OF DIRECTORS

Nominees:  Douglas R. Olson, William Rubin, Howard Stern and
Michael Marsowicz.

      FOR ALL NOMINEES----              WITHHELD FROM ALL NOMINEES----

      FOR ALL NOMINEES EXCEPT AS NOTED ABOVE----

2.    Proposal to approve the Company's 2000 Stock Option Plan.

      ----FOR         ----AGAINST               ----ABSTAIN

3. Proposal to amend the Company's Articles Of Incorporation to increase authorized common stock.


      ----FOR         ----AGAINST               ----ABSTAIN


4. Proposal to amend the Company's Articles Of Incorporation to change the name of the Company to "F2 Network Inc."

      ----FOR         ----AGAINST               ----ABSTAIN

5. Proposal to authorize the Company's Board Of Directors to determine, in the Board's discretion, to effect a reverse stock split of the Company's outstanding common stock.

      ----FOR         ----AGAINST               ----ABSTAIN

6. Proposal to ratify the selection by the Board of Directors of Gordon, Hughes & Banks, LLP as the independent certified accountants for the Company for the fiscal year ending December 31, 2000.

      ----FOR         ----AGAINST               ----ABSTAIN


7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW----

      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well.
 If stock is held jointly, each joint owner should sign.)


Signature:--------------------------------Date:------------------------



Signature:--------------------------------Date:------------------------